SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

J.B. HUNT TRANSPORT SERVICES, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

J.B. HUNT TRANSPORT SERVICES, INC.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745
(479) 820-0000
Internet Site: www.jbhunt.com
____________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 2, 2007
____________________________________________________________

     The Annual Meeting of Stockholders of J.B. Hunt Transport Services, Inc. (the “Company”) will be held on May 2, 2007, at 10 a.m. (CDT) at the Company’s headquarters, located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, for the following purposes:

(1)	To elect three (3) Class III Directors for a term of three (3) years

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s registered independent public accounting firm for the next fiscal year

(3)	To transact such other business as may properly come before the annual meeting or any adjournments thereof

     Only stockholders of record on February 23, 2007, will be entitled to vote at the meeting or any adjournments thereof. The stock transfer books will not be closed.

     The 2006 Annual Report to Stockholders is included in this publication.

By Order of the Board of Directors

JOHNELLE HUNT
Secretary

Lowell, Arkansas
March 30, 2007

YOUR VOTE IS IMPORTANT

PLEASE EXECUTE YOUR PROXY WITHOUT DELAY

J.B. HUNT TRANSPORT SERVICES, INC.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745
(479) 820-0000
Internet Site: www.jbhunt.com
________________________________________________________________

PROXY STATEMENT
________________________________________________________________

     This Proxy Statement is furnished in connection with the solicitation of proxies by J.B. Hunt Transport Services, Inc. (the “Company”), on behalf of its Board of Directors (the “Board”), for the 2007 Annual Meeting of Stockholders. The Proxy Statement and the related proxy card are being distributed on or about March 30, 2007.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

When And Where Is The Annual Meeting?
Date:	Wednesday, May 2, 2007
Time:	10 a.m., Central Daylight Time
Location:	J.B. Hunt Transport Services, Inc.
Corporate Offices
First Floor Auditorium
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745

What Matters Will Be Voted Upon At The Annual Meeting?
     At the annual meeting you will be asked to:

  Consider and vote upon a proposal to elect nominees Wayne Garrison, Gary Charles George and Bryan Hunt as Class III directors to hold office for a term of three years, expiring at the close of the Annual Meeting of Stockholders on 2010.

  Consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the 2007 calendar year.

  Transact such other business as may properly come before the annual meeting or any adjournments thereof.

What Constitutes A Quorum?
     The presence, either in person or by proxy, of the holders of at least a majority of the voting power of our issued and outstanding shares of common stock is required to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the annual meeting for purposes of determining whether a quorum exists.

Who Is Entitled To Vote?
     Only stockholders of record of the Company’s common stock at the close of business on Friday, February 23, 2007, which is the “record date,” are entitled to notice of, and to vote at, the annual meeting. Shares that may be voted include shares that are held:

     (1) directly by the stockholder of record, and
     (2) beneficially through a broker, bank, or other nominee.

     Each share of our common stock will be entitled to one vote on all matters submitted for a vote at the annual meeting.

     As of the record date, there were approximately 142,889,538 shares of our common stock issued and outstanding and entitled to be voted at the annual meeting.

What Is The Difference Between Holding Shares As A “Registered Owner” And A “Beneficial Owner”?
     Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

  Registered Owners – If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting.

  Beneficial Owners – If your shares are held in a brokerage account, bank, or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote in person at the annual meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the stockholder of record) giving you the right to vote the shares.

What Stockholder Approval Is Necessary For Approval Of The Proposals?

  Election of Directors

The election of directors requires the affirmative vote of a plurality of the shares on our common stock cast at the annual meeting. This means that the three Class III director nominees receiving the most votes will be elected. For purposes of this vote, a failure to vote, a vote to abstain or withholding your vote (or a direction to your broker to do so) are not counted as votes cast and, therefore, will have no effect on the outcome of the election of directors.

  Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

     The ratification of the Audit Committee’s appointment of E&Y as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock cast at the annual meeting. For purposes of this vote, a failure to vote, a vote to abstain or withholding your vote (or a direction to your broker to do so) are not counted as votes cast and, therefore, will have no effect on the outcome of this vote. Stockholder ratification is not required for the appointment of the Company’s independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

     As of record date, directors and executive officers of the Company beneficially owned as an aggregate approximately 44,269,372 shares of common stock representing 30.98% of our common stock issued and outstanding and, therefore, 30.98% of the voting power entitled to vote at the annual meeting. The Company believes that its directors and executive officers currently intend to vote their shares in favor of the election of the Class III director nominees and in favor of the ratification of E&Y as the Company’s independent registered public accounting firm.

May I Vote My Shares In Person At The Annual Meeting?
     If you are the registered owner of shares of the Company’s common stock on the record date, you have the right to vote your shares in person at the annual meeting.

     If you are the beneficial owner of shares of the Company’s common stock on the record date, you may vote these shares in person at the annual meeting if you have requested a legal proxy from your broker, banker or other nominee (the stockholder of record) giving you the right to vote the shares at the annual meeting, complete such legal proxy and present it to the Company at the annual meeting.

     Even if you plan to attend the annual meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the annual meeting.

How Can I Vote My Shares Without Attending The Annual Meeting?
     If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided with this Proxy Statement, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Central Daylight Time on Tuesday, May 1, 2007 (the day before the annual meeting).

     If you are the beneficial owner of shares held in street name, you may instruct your broker, bank or other nominee on how to vote your shares. Your nominee has enclosed with this Proxy Statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

If My Shares Are Held In “Street Name,” Will My Broker, Bank Or Other Nominee Vote My Shares For Me?
     Brokers, banks and other nominees who do not have instructions from their “street name” customers may not use their discretion in voting their customers’ shares on “non-routine” matters. The proposals to elect the director nominees and ratify the appointment of E&Y as the Company’s independent registered public accounting firm are considered routine matters and, therefore, if beneficial owners fail to give voting instructions, nominees will have the discretionary authority to vote shares of our common stock with respect to these proposals. You should follow the directions provided by your nominee regarding instructions on how to vote your shares.

What Is A Broker Non-Vote?
     Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for customers is precluded from exercising voting discretion on a particular proposal because:

     (1) the beneficial owner has not instructed the nominee on how to vote, and
     (2) the nominee lacks discretionary voting power to vote such issues.

     Under the rules of NASDAQ, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

How Will My Proxy Be Voted?
     Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is timely received, and not subsequently revoked, will be voted at the annual meeting or any adjournment or postponement thereof in the manner directed on the proxy. Wayne Garrison and Kirk Thompson are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your shares at the annual meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted:

(1)	FOR the election of the nominees for director named in this Proxy Statement,
(2)	FOR the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the 2007 calendar year, and
(3)	in accordance with the proxy holders’ best judgment as to any other business that properly comes before the annual meeting.

     This Proxy Statement is considered to be voting instructions for the trustees of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan for our common stock allocated to individual accounts under this plan. If account information is the same, participants in the plan (who are stockholders of record) will receive a single proxy representing all of their shares. If a plan participant does not submit a proxy to us, the trustees of the plan in which shares are allocated to his or her individual account will vote such shares in the same proportion as the total shares in such plan for which directions have been received.

May I Revoke My Proxy And Change My Vote?
     Yes. You may revoke your proxy and change your vote at any time prior to the vote at the annual meeting.

     If you are the registered owner, you may revoke your proxy and change your vote by:

(1)	submitting a new proxy bearing a later date (which automatically revokes the earlier proxy),
(2)	giving notice of your changed vote to us in writing mailed to the attention of Johnelle Hunt, Corporate Secretary, at our executive offices, or
(3)	attending the annual meeting and giving oral notice of your intention to vote in person.

     You should be aware that simply attending the annual meeting will not in and of itself constitute a revocation of your proxy.

Who Will Pay The Costs Of Soliciting Proxies?
     Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. Upon request, the Company will reimburse brokers, banks and other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the annual meeting to the beneficial owners of our common stock.

     The Company has retained ADP, an independent proxy solicitation firm, to assist in soliciting proxies from stockholders. ADP will receive a fee of approximately $30,000 as compensation for its services and will be reimbursed for its out-of-pocket expenses. The fee amount is not contingent on the number of stockholder votes cast in favor of any proposals, and ADP is prohibited from making any recommendation to our stockholders to either accept or reject any proposal or otherwise express an opinion concerning a proposal.

What Other Business Will Be Presented At The Annual Meeting?
     As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should arise at the annual meeting, the persons named as proxy holders, Wayne Garrison and Kirk Thompson, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the Class III director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

What Is The Deadline For Stockholder Proposals For The 2008 Annual Meeting?
     In order for a stockholder proposal to be eligible to be included in the Company’s Proxy Statement and proxy card for the 2008 Annual Meeting of Stockholders, the proposal:

(1)	must be received by the Company at its executive offices, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Corporate Secretary on or before November 9, 2007, and
(2)	must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Where Can I Find The Voting Results Of The Annual Meeting?
     The Company will publish final voting results of the annual meeting in its quarterly report on Form 10-Q for the second quarter of the 2007 calendar year.

What Should I Do If I Receive More Than One Set Of Voting Materials?
     You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.

What Is Householding?
     In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company’s annual report, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

     If you share an address with another stockholder and received only one copy of this Proxy Statement and the Company’s annual report and would like to request a separate copy of these materials, or if you do not wish to participate in householding in the future, please:

(1)	mail such request to J.B. Hunt Transport Services, Inc., Attention: Corporate Secretary, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, or
(2)	contact the Corporate Secretary toll-free at 1-800-643-3622.

     Similarly, you may also contact the Company if you received multiple copies of the Company’s proxy materials and would prefer to receive a single copy in the future.

What Do I Need To Do Now?
     First, read this Proxy Statement carefully. Then, if you are a registered owner, you should, as soon as possible, submit your proxy by either executing and returning the proxy card or by voting electronically via the Internet or by telephone. If you are the beneficial owner of shares held in street name, then you should follow the voting instructions of your broker, bank or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify voting directions, your shares will be voted:

     (1) FOR the approval of the director nominees, and
     (2) FOR the ratification of E&Y as the Company’s independent registered public accounting firm for the 2007 calendar year.

Who Can Help Answer My Questions?
     If you have questions concerning a proposal or the annual meeting, if you would like additional copies of this Proxy Statement, or if you need special assistance at the annual meeting, please call the Corporate Secretary toll-free at 1-800-643-3622. In addition, information regarding the annual meeting is available via the Internet at our website www.jbhunt.com.

YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY

     The summary information provided above in the question-and-answer format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

YOUR VOTE IS IMPORTANT

IF YOU ARE A REGISTERED OWNER, YOU MAY VOTE BY TELEPHONE,
INTERNET OR BY FILLING IN, SIGNING AND DATING
THE ENCLOSED PROXY CARD AND RETURNING IT TO US
IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE

IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF
YOUR BROKER, BANK OR OTHER NOMINEE
AS PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE

PROPOSALS TO BE VOTED AT THE ANNUAL MEETING

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

     Our Board nominates Wayne Garrison, Gary Charles George and Bryan Hunt as Class III directors, to hold office for a term of three years, expiring at the close of the 2010 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The Board believes these incumbent directors standing for re-election are well qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is set forth below in “Nominees for Director.”

     If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of Class III directors to serve on the Board and thereby reduce the number of directors to be elected at the annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
FOR
EACH OF THE DIRECTOR NOMINEES LISTED HEREIN

INFORMATION ABOUT THE BOARD
     The Board of Directors is currently divided into three classes, each having three-year terms that expire in successive years. The term of office of Directors in each class expires at the annual meeting held on the following dates:

Class	Year Term Expires
Class I	2008
Class II	2009
Class III	2007

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Number of Directors and Term of Directors and Executive Officers
     The Company’s Bylaws provide that the number of directors shall not be less than three or more than twelve, with the exact number to be fixed by the Board. The Company’s Certificate of Incorporation divides the Board into three classes of as equal size as possible, with the terms of each class expiring in consecutive years so that only one class is elected in any given year. Currently, there are nine directors, with four directors serving in Class I, two directors serving in Class II and three directors serving in Class III.

     The stockholders of the Company elect successors for directors whose terms have expired at the Company’s annual meeting. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board. At its Board Meeting on January 26, 2006, the Board of Directors adopted a retirement policy stating that no director will be eligible to stand for re-election once he or she has reached 72 years of age. Executive officers are elected by the Board and hold office until their successors are elected and qualified or until the earlier of their death, retirement, resignation or removal.

Directors and Executive Officers

     The names of the Company’s directors and executive officers as of February 23, 2007, and their respective ages and positions are as follows:

Name	Age	Position
Paul R. Bergant	60	Executive Vice President, Marketing, Chief Marketing Officer and President of Intermodal
David N. Chelette	43	Vice President and Treasurer
Donald G. Cope	56	Sr. Vice President, Finance, Controller and Chief Accounting Officer
Wayne Garrison	54	Chairman of the Board; Class III Director
Gary Charles George	56	Class III Director
Craig Harper	49	Executive Vice President, Operations and Chief Operations Officer
Bryan Hunt	48	Class III Director
Johnelle Hunt	75	Corporate Secretary; Class I Director
Terrence D. Matthews	48	Sr. Vice President, Marketing
David G. Mee	46	Sr. Vice President, Tax and Risk Management
Kay J. Palmer	43	Executive Vice President and Chief Information Officer
Coleman H. Peterson	58	Class II Director
Bob D. Ralston	60	Executive Vice President, Equipment and Properties
John N. Roberts III	42	Executive Vice President and President, Dedicated Contract Services
James L. Robo	44	Class II Director
Kirk Thompson	53	President and Chief Executive Officer; Class I Director
Leland Tollett	70	Class I Director
Jerry W. Walton	60	Executive Vice President, Finance and Administration and Chief Financial Officer
John A. White	67	Class I Director

NOMINEES FOR DIRECTOR

CLASS III – TERM EXPIRES 2007
Wayne Garrison	Director Since 1981
Mr. Garrison, age 54, is Chairman of the Board and has held this title since 1995. Joining the Company in 1976 as Plant Manager, he has also served the Company as Vice President of Finance in 1978, Executive Vice President of Finance in 1979, President in 1982, Chief Executive Officer in 1987 and Vice Chairman of the Board from January 1986 until May 1991.

Gary Charles George	Director Since 2006
Mr. George, age 56, is President and Chief Executive Officer of George’s, Inc., a private, fully integrated poultry company in Northwest Arkansas. He was appointed by the Company’s Nominating and Corporate Governance Committee and the Board of Directors on August 29, 2006, to assume the positions vacated when director Thomas L. Hardeman passed away on August 20, 2006, and John A. Cooper, Jr. tendered his resignation on August 1, 2006. Mr. George is a graduate of the University of Arkansas with a degree in business administration. He served on the Board of Trustees for the University of Arkansas from 1995 through 2005 and on the Board of Directors for the First National Bank of Springdale until 2003.

Bryan Hunt	Director Since 1991
Mr. Hunt, age 48, is President of Best Automotive, Best Automotive of Mississippi, Best Buy Here Pay Here, Progressive Auto Finance Corporation and Bryan Hunt LLC (all private companies with operations in motor vehicle sales, leasing and financing). He served as Assistant Secretary of the Company from October 1988 until May 2000. Until his retirement from the Company in 1997, he served separate terms as the Company’s Treasurer and Chief Operating Officer of the Van Division. Bryan Hunt is the son of Johnelle Hunt.

REMAINING MEMBERS OF THE CURRENT BOARD
     The remaining members of the current Board, their experience and qualifications as Board members, the class in which they serve, and the expiration of their terms are as follows:

CLASS I – TERM EXPIRES 2008
Johnelle Hunt	Director Since 1993
Mrs. Hunt, age 75, is the Corporate Secretary of the Company. Serving as Credit Manager from 1962 to 1987, she was elected Secretary-Treasurer in 1972 and served in that capacity until October 1988, at which time she was elected Corporate Secretary. Johnelle Hunt is the widow of founder and former Senior Chairman of the Board J.B. Hunt and the mother of Bryan Hunt. She serves on the Board of Advisors for the University of Arkansas and on the board for the Harvey and Bernice Jones Eye Institute. She also served on the executive committee and as treasurer for the University of Arkansas’ Campaign for the 21st Century.

Kirk Thompson	Director Since 1985
Mr. Thompson, age 53, is President and Chief Executive Officer of the Company. Mr. Thompson, a certified public accountant, joined the Company in 1973. He served as Vice President of Finance from 1979 until 1984, Executive Vice President and Chief Financial Officer until 1985, and President and Chief Operating Officer from 1986 until 1987, when he was elected President and Chief Executive Officer.

Leland Tollett	Director Since 2001
Mr. Tollett, age 70, is a private investor. He served as Chairman of the Board and Chief Executive Officer of Tyson Foods, Inc. from 1995 to 1998. He is currently a consultant to that company. A Tyson Foods employee since 1959, he also served as President and Chief Executive Officer from 1991 to 1995. He first became a board member of Tyson Foods, Inc. in 1984 and continues to serve in that capacity.

John A. White	Director Since 1998
Dr. White, age 67, is Chancellor of the University of Arkansas, a position he has held since July 1997. A graduate of the University of Arkansas (BSIE), Virginia Tech (MSIE) and The Ohio State University (PhD), he also holds honorary doctorates from the Katholieke Universitiet of Leuven in Belgium and from George Washington University. Dr. White is a member of the National Academy of Engineering. Locally, he serves as the presiding co-chair of the Northwest Arkansas Council, on the Northwest Arkansas Regional Airport Authority Board, and on the Arkansas Science and Technology Authority Board. He also serves on the Board of Directors and the Audit Committees of Logility, Inc. and Motorola, Inc.

CLASS II – TERM EXPIRES 2009
Coleman H. Peterson	Director Since 2004
Mr. Peterson, age 58, is President and CEO of Hollis Enterprises LLC, a human resources consulting firm founded in 2004 following his retirement from Wal-Mart Stores, Inc. as its Executive Vice President of the People Division. During his tenure, Mr. Peterson was responsible for recruitment, retention and development of the world’s largest corporate work force. Prior to his experience with Wal-Mart, Mr. Peterson spent 16 years with Venture Stores, with his last position as the Senior Vice President of Human Resources. He holds Master’s and Bachelor’s degrees from Loyola University of Chicago. He serves as a member of the Board of Directors and chairs the Compensation Committees of The ServiceMaster Company and Build-A-Bear Workshop. He also sits on the Executive Committee of the NAACP, where he serves as Treasurer of the NAACP’s Special Contribution Fund.

James L. Robo	Director Since 2002
Mr. Robo, age 44, is President and Chief Operating Officer of FPL Group. He served as President of FPL Energy until December 2006 and Vice President of Corporate Development and Strategy of FPL Group until July 2002. FPL Group is a U.S. electric company whose two main subsidiaries are Florida Power & Light and FPL Energy. Prior to joining FPL Group in 2002, Mr. Robo spent ten years at the General Electric Company. He served as President and Chief Executive Officer of GE Mexico from 1997-1999 and was President and Chief Executive Officer of the GE Capital TIP/Modular Space division from 1999 until February 2002. From 1984 through 1992, Mr. Robo worked for Mercer Management Consulting. He received a BA Summa Cum Laude from Harvard College and an MBA from Harvard Business School, where he was a Baker Scholar.

DIRECTOR COMPENSATION
     The Company pays only independent, non-employee directors for their services. Directors who are also officers of the Company are not eligible to receive any of the compensation described below.

     In calendar year 2006, compensation for independent, non-employee directors, serving on the Board, was as follows:

  an annual retainer of $62,000 paid in Company stock, cash or any combination thereof
  $4,500 for each Board meeting attended
  $1,500 for each Board Committee meeting attended
  $4,000 to the Chairman of the Audit Committee for each Committee meeting chaired
  $3,000 to the Chairman of the Executive Compensation Committee (“Compensation Committee”) and the Nominating and Corporate Governance Committee (“Corporate Governance Committee”) for each Committee meeting chaired reimbursement of expenses to attend Board and Committee meetings

Non-Employee Board of Director Compensation Paid in Calendar Year 2006

	Fees			Change in Pension
	Earned			Value and
	or Paid			Nonqualified
	in Cash	Restricted Share	Non-Equity	Deferred
	or Stock	or Stock Option	Incentive Plan	Compensation	All Other
Board Member	($)	Awards (#)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)
John A. Cooper, Jr.	80,000	–	–	–	–	80,000
Gary Charles George	48,833	–	–	–	–	48,833
Thomas L. Hardeman	83,250	–	–	–	–	83,250
Bryan Hunt	75,500	–	–	–	–	75,500
Coleman H. Peterson	95,000	–	–	–	–	95,000
James L. Robo	92,000	–	–	–	–	92,000
Leland Tollett	92,000	–	–	–	–	92,000
John A. White	115,000	–	–	–	–	115,000

      To more closely align their interests with those of the stockholders, each Board member is required to own three times their estimated annual compensation in Company stock.

      Independent, non-employee members of the Board of Directors did not receive any stock options or restricted share units in calendar year 2006.

      Independent, non-employee members of the Board of Directors did not participate in either a pension plan or deferred compensation plan in calendar year 2006.

      Each independent, non-employee member of the Board of Directors had the choice of receiving his or her annual retainer of $62,000 in Company stock, cash or any combination thereof. Gary Charles George’s retainer was prorated at the time of his appointment to the board on August 29, 2006.

      Johnelle Hunt, an employee of the Company and member of the Board of Directors, received a salary of $100,000 for her services as the Company’s Corporate Secretary. The Company also remitted payment of $10,000 on her behalf for professional fees and provided a Company match of $3,000 to her 401(k) account. Remittances for professional fees were also made for Wayne Garrison and Kirk Thompson and are disclosed on page 28 of this Proxy Statement in the table titled “Components of Perquisites for Calendar Year 2006.”

Security Ownership of Management
      The following table sets forth the beneficial ownership of the Company’s common stock as of February 23, 2007, by each of its current directors (including all nominees for director), the Named Executive Officers (the “NEOs”) and all other executive officers, and by all such persons as a group, as of February 23, 2007. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

	Number of Shares	Number of Shares
	Beneficially Owned	Beneficially Owned	Percent
Owner	Directly (1)	Indirectly (2)	of Class (3)
Paul Bergant	467,597	0	*
Wayne Garrison	7,264,085	12,000	5.	09
Gary Charles George	22,076	624,310 (4)	*
Craig Harper	271,634	0	*
Bryan Hunt	95,300	0	*
Johnelle Hunt	34,400,550 (5)	0	24.	07
Coleman H. Peterson	8,231	0	*
James L. Robo	22,553	0	*
Kirk Thompson	455,924	0	*
Leland Tollett	42,755	0	*
Jerry W. Walton	357,240	0	*
John A. White	33,414	0	*

All executive officers and Directors
as a group (19 persons)	44,269,372		30.	98

*Less than 1 percent

(1)	Includes shares that are owned by the director or executive officer that are (a) held in a 401(k) or deferred compensation account, (b) options that are currently exercisable, (c) options that will become exercisable within 60 days and (d) shares held as trustee of family trusts in which the trustee has no beneficial ownership. Also includes pledged shares as shown below:
Wayne Garrison	450,000
Craig Harper	254,398
Bryan Hunt	70,877
Johnelle Hunt	18,910,184
Kirk Thompson	430,210
(2)	Indirect beneficial ownership includes shares owned by the director or executive officer, (a) as beneficiary or trustee of a personal trust, (b) by a spouse or as trustee or beneficiary of a spouse’s trust, or (c) in a spouse’s retirement account.
(3)	Calculated on the basis of 142,889,538 shares of common stock outstanding of the Company on February 23, 2007.
(4)	The reporting person disclaims beneficial ownership of these shares, which are held in limited partnerships. This report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for the purposes of Section 16 or for any other purposes.
(5)	Includes shares owned in family limited liability companies in which Mrs. Hunt is the sole manager. Until the death of Mr. J.B. Hunt on December 7, 2006, she and Mr. Hunt were co-managers of these companies. Includes shares previously held directly by Mr. Hunt that have been transferred into a marital trust in which Johnelle Hunt is the trustee.

CORPORATE GOVERNANCE
      We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. We continually review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of NASDAQ, the stock exchange on which our common stock is traded.

      You can access and print the Charters of our Audit Committee, Compensation Committee and Corporate Governance Committee as well as our Corporate Governance Guidelines, Corporate Code of Ethics, Whistleblower Policy, and other Company policies and procedures required by applicable law, regulation or NASDAQ corporate governance listing standards on the “Corporate Governance” page of the “Who We Are”/“Investor Relations” section of our website at www.jbhunt.com. Additionally, you can request copies of any of these documents by writing to our Corporate Secretary at the following address:

J.B. Hunt Transport Services, Inc.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745
Attention: Corporate Secretary

Director Independence
      The Board is composed of a majority of directors who satisfy the criteria for independence under the NASDAQ corporate governance listing standards. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have no material relationship with the Company or any of its subsidiaries pursuant to the NASDAQ corporate listing standards. When assessing the “materiality” of a director’s relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business, and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board also considers any other relationship that could interfere with the exercise of independence or judgment in carrying out the duties of a director.

      Applying these independence standards, the Board has determined that Gary Charles George, Coleman H. Peterson, James L. Robo, Leland Tollett and John A. White are all independent directors. After due consideration, the Board has determined that none of these non-management directors has a material relationship with the Company or any of its subsidiaries (either directly or indirectly as a partner, stockholder or officer of any organization that has a relationship with the Company or any of its subsidiaries) and that they all meet the criteria for independence under the NASDAQ corporate governance listing standards.

Director Recommendations By Stockholders
      In addition to recommendations from Board members, management or professional search firms, the Corporate Governance Committee will consider director candidates properly submitted by stockholders who individually or as a group have beneficially owned at least two percent of the outstanding shares of the Company’s common stock for at least one year from the date the recommendation is submitted. Stockholders must submit director candidate recommendations in writing by Certified Mail to the Company’s Corporate Secretary not less than 120 days prior to the first anniversary of the date of the Proxy Statement relating to the Company’s previous annual meeting. Accordingly, for the 2008 Annual Meeting of Stockholders, director candidates must be submitted to the Company’s Corporate Secretary by November 9, 2007. Director candidates submitted by stockholders must contain at least the following information:

  the name and address of the recommending stockholder,
  the number of shares of the Company’s common stock beneficially owned by the recommending stockholder and the dates such shares were purchased, the name, age, business address and residence of the candidate, the principal occupation or employment of the candidate for the past five years, a description of the candidate’s qualifications to serve as a director, including financial expertise and why the candidate does or does not qualify as “independent” under the NASDAQ corporate governance listing standards, the number of shares of the Company’s common stock beneficially owned by the candidate, if any, and, a description of the arrangements or understandings between the recommending stockholder and the candidate, if any, or any other person pursuant to which the recommending stockholder is making the recommendation.

      In addition, the recommending stockholder and the candidate must submit, with the recommendation, a signed statement agreeing and acknowledging that:

  the candidate consents to being a director candidate and, if nominated and elected, he or she will serve as a director representing all of the Company’s stockholders in accordance with applicable laws and the Company’s Certificate of Incorporation and Bylaws,
  the candidate, if elected, will comply with the Company’s Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the Board and its individual members, the recommending stockholder will maintain beneficial ownership of at least two percent of the Company’s issued and outstanding common stock through the date of the annual meeting for which the candidate is being recommended for nomination and that, upon the candidate’s nomination and election to the Board, the recommending stockholder intends to maintain such ownership throughout the candidate’s term as director, and, the recommending stockholder and the candidate will promptly provide any additional information requested by the Corporate Governance Committee and/or the Board to assist in the consideration of the candidate, including completed and signed Questionnaire for Directors and Officers on the Company’s standard form and an interview with the Corporate Governance Committee or its representative.

      For a complete list of the information that must be included in director recommendations submitted by stockholders, please see the “Policy Regarding Director Recommendations by Stockholders” on the “Corporate Governance” page of the “Who We Are” section of our website at www.jbhunt.com. The Corporate Governance Committee will consider all director candidates submitted through its established processes and will evaluate each of them, including incumbents, based on the same criteria. However, the Corporate Governance Committee may prefer incumbent directors and director candidates whom they know personally or who have relevant industry experience and in-depth knowledge of the Company’s business and operations.

      The policies and procedures as set forth above are intended to provide flexible guidelines for the effective functioning of the Company’s director nomination process. The Board intends to review these policies and procedures periodically and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances change.

Board Composition and Director Qualifications
      The Corporate Governance Committee periodically assesses the appropriate size and composition of the Board and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance Committee will review and assess potential director candidates. The Corporate Governance Committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the Corporate Governance Committee through recommendations of Board members, management, stockholders or professional search firms. Generally, director candidates should, at a minimum:

  possess relevant business and financial expertise and experience, including a basic understanding of fundamental financial statements, have exemplary character and integrity and be willing to work constructively with others, have sufficient time to devote to Board meetings and consultation on Board matters, and be free from conflicts of interest that violate applicable law or interfere with director performance.

      In addition, the Corporate Governance Committee seeks director candidates who possess the following qualities and skills:

  the capacity and desire to represent the interest of the Company’s stockholders as a whole, occupational experience and perspective that, together with other directors, enhances the quality of the Board, leadership experience and sound business judgment,
  accomplishments in their respective field, with superior credentials and recognition, the ability to contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas:
  accounting and finance
  mergers and acquisitions
  investment management
  law
  academia
  strategic planning
  investor relations
  executive leadership development
  executive compensation
  service as a senior officer of, or a trusted adviser to senior management of, a publicly held company, and;
  knowledge of the critical aspects of the Company’s business and operations.

      The director qualifications set forth above are general in nature and may be modified by the Board or the Corporate Governance Committee from time to time as the Board or the Corporate Governance Committee deems appropriate.

Communications With The Board
      Stockholders and other interested parties may communicate with the Board, Board Committees, the independent or non-management directors, each as a group and individual directors by submitting their communications in writing to the attention of the Company’s Corporate Secretary. All communications must identify the recipient, author, state whether the author is a stockholder of the Company and be forwarded to the following address via Certified Mail:

J.B. Hunt Transport Services, Inc.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745
Attention: Corporate Secretary

      The directors of the Company, including the non-management directors, have instructed the Corporate Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Corporate Secretary to relate to improper or irrelevant topics or are substantially incomplete.

Board Meetings
      The Board held four meetings and two telephonic meetings during the 2006 calendar year. All directors attended at least 75% of the Board meetings. The Company has adopted a Director Attendance Policy to stress the importance of attendance, director preparedness and active and effective participation at Board and Board committee meetings.

      Additionally, the independent directors held three executive sessions in 2006. John A. White served as chairman of each of the executive sessions, with the exception of one session that was chaired by Thomas L. Hardeman.

Board Committees
      Standing committees of the Board include the Audit, Compensation, and Corporate Governance Committees. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

      Upon recommendation of the Corporate Governance Committee on January 31, 2007, the Board appointed the following members to serve on the Board’s committees for the 2007 calendar year.

Corporate
	Audit	Compensation	Governance
Gary Charles George		X	X
Coleman H. Peterson		Chair	X
James L. Robo	X		Chair
Leland Tollett	X		X
John A. White	Chair	X	X

      The following table discloses the Board members who served on each of the Board’s committees during calendar year 2006 and the number of meetings held by each Committee.

Corporate
	Audit	Compensation	Governance
John A. Cooper, Jr.		X	X
Gary Charles George		X	X
Thomas L. Hardeman		X	Chair
Coleman H. Peterson		Chair
James L. Robo	X		Chair
Leland Tollett	X
John A. White	Chair	X
Number of Meetings	8	5	1

      As a result of the retirement of John A. Cooper, Jr. from the Board of Directors on August 1, 2006, and the death of Thomas L. Hardeman on August 20, 2006, Gary Charles George and John A. White were appointed by the Chairman of the Board to fill vacancies on the Compensation and Corporate Governance Committees. Both Messrs. George and White are independent, non-employee directors and qualified to serve on the designated committees.

AUDIT COMMITTEE
      Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and the performance of its independent auditors.

      In fulfilling its duties, the Audit Committee, among other things, shall:

  appoint, terminate, retain, compensate and oversee the work of the independent registered public accounting firm, pre-approve all services provided by the independent registered public accounting firm, oversee the performance of the Company’s internal audit function, evaluate the qualifications, performance and independence of the independent registered public accounting firm, review external and internal audit reports and management’s responses thereto, oversee the integrity of the financial reporting process, system of internal accounting controls, and financial statements and reports of the Company, oversee the Company’s compliance with legal and regulatory requirements, review the Company’s annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC, discuss with management earnings press releases,
  meet with management, the internal auditors, the independent auditors and the Board, provide the Board with information and materials as it deems necessary to make the Board aware of significant financial accounting and internal control matters of the Company, and otherwise comply with its responsibilities and duties as set forth in the Company’s Audit Committee Charter.

      The Board has determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership of the NASDAQ corporate governance listing standards and SEC requirements. The Board has also determined that Messrs. White, Robo and Tollett have the attributes of an audit committee financial expert as defined by the SEC. The Board determined that these members acquired such attributes through their experience in preparing, auditing, analyzing or evaluating financial statements, or actively supervising one or more persons engaged in such activities and their experience of overseeing or assessing the performance of companies and public accountants with respect to preparation, auditing or evaluation of financial statements. In 2006, the Audit Committee met eight times. All of the members attended at least 75% of the Audit Committee meetings. For additional information concerning the Audit Committee, see “Report of the Audit Committee” set forth below.

EXECUTIVE COMPENSATION COMMITTEE
      The Executive Compensation Committee shall:

  determine and approve base salary compensation of the Company’s senior executive officers, determine and approve annual equity-based awards for the Company’s “insiders” as defined in Section 16 of the Securities Exchange Act of 1934, with the exception of the Chairman of the Board and the Chief Executive Officer,
  evaluate and recommend to the independent Board of Directors for their approval base salary and annual equity-based awards for the Chairman of the Board and the Chief Executive Officer,
  review and approve the annual performance goals and objectives of the Company’s senior executive officers, including the Chief Executive Officer, establish and certify the achievement of performance goals, oversee the Company’s incentive compensation and other equity-based compensation plans, assess the adequacy and competitiveness of the Company’s executive and director compensation programs, review and discuss with management the Compensation Discussion and Analysis (“CD&A”) and recommend whether such analysis should be included in the Company’s Annual Report on Form 10-K or the Proxy Statement filed with the SEC, produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, review and approve any employment agreements, severance agreements or arrangements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits for each officer of the Company, approve, disapprove, modify or amend any non-equity compensation plans designed and intended to provide compensation primarily for officers, make recommendations to the Board of Directors regarding adoption of equity-based compensation plans, administer, modify or amend equity-based compensation plans, and otherwise comply with its responsibilities and duties as set forth in the Company’s Compensation Committee Charter.

      None of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. The Board has determined that all of the members of the Compensation Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards. All of the members of the Compensation Committee qualify as “non-employee directors” for purposes of SEC requirements, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

      The Compensation Committee met five times in 2006. All of the members attended at least 75% of the Compensation Committee meetings.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
      The Nominating and Corporate Governance Committee shall:
     ● annually review the Company’s Corporate Governance Guidelines,
     ● assist the Board in identifying, screening and recruiting qualified individuals to become Board members,
     ● propose nominations for Board membership and committee membership,
     ● assess the composition of the Board and its committees,
     ● oversee the performance of the Board and committees thereof,
     ● oversee the receipt, investigation, resolution and retention of all complaints submitted under the Company’s Whistleblower Policy, and
     ● otherwise comply with its responsibilities and duties as set forth in the Company’s Corporate Governance Committee Charter.

      The Board has determined that all members of the Corporate Governance Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards. The Corporate Governance Committee met one time during calendar year 2006. All of the members attended the Corporate Governance Committee meeting.

Code of Business Conduct and Ethics
      The Board has adopted a Corporate Code of Ethical and Professional Standards for Directors, Officers and Employees that applies to all of the Company’s directors, officers and employees. The purpose and role of this Code is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty and accountability. As required by applicable law, the Company will post on the “Corporate Governance” page of the “Who We Are”/“Investor Relations” section of its website at www.jbhunt.com any amendments or waivers of any provision of this Code made for the benefit of executive officers or directors of the Company.

Corporate Governance Guidelines
      The Board has adopted Corporate Governance Guidelines to assist it in exercising its responsibilities to the Company and its stockholders. The guidelines address, among other items, director responsibilities, Board committees and non-employee director compensation.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires each director, officer and any individual beneficially owning more than 10% of the Company’s common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership. These reports are generally due within two business days of the transaction giving rise to the reporting obligation.

      To the Company’s knowledge, all required Section 16(a) filings were timely and correctly made by the reporting persons during calendar year 2006.

Certain Relationships and Related Transactions
      The Corporate Governance Committee is charged with the responsibility of reviewing and pre-approving all related-party transactions (as defined in SEC regulations) and periodically reassessing any related-party transaction entered into by the Company’s Corporate Code of Ethical and Professional Standards for Directors and Employees.

      Johnelle Hunt is the mother of Bryan Hunt and widow of founder J.B. Hunt. Bryan Hunt is the son of J.B. and Johnelle Hunt. There are no other family relationships among the foregoing Directors. As an employee of the Company, Johnelle Hunt received a salary of $100,000 for her services as the Company’s Corporate Secretary. The Company also submitted payment of $10,000 on her behalf for professional fees and provided a Company match of $3,000 to her 401(k) account.

      On October 13, 2005, the Company announced a gift of $10 million to the University of Arkansas to facilitate the construction of the new J.B. Hunt Transport Services, Inc. Center for Academic Excellence. Mrs. Hunt served as Treasurer for the University of Arkansas’ Campaign for the 21st Century, and Dr. John A. White serves as Chancellor of the University of Arkansas. Neither of the aforementioned Board members was instrumental in securing the contribution, nor did either participate in the voting processes related to this transaction.

      The contribution represents an investment by our Company in a growing institution, located only 10 miles from our headquarters, in the pursuit of excellence that has not only provided training and skills for many of our current employees, but also allows us to participate in the education of the next generation of J.B. Hunt Transport Services team members. The J.B. Hunt Transport Services, Inc. Center for Academic Excellence will serve as a focal point and enabling infrastructure for information technology, supply-chain management, computational science and engineering, and technology-enabled education, research and outreach on the University campus to prepare students for the diverse, innovative, collaborative, team-oriented environment prevalent in today’s workspace. The close proximity of the University to our Company is invaluable as we jointly identify transportation and technology issues that require the brightest and best minds to ensure that the American supply chain remains the model for the world.

Compensation Committee Interlocks and Insider Participation
      During the 2006 calendar year, none of the Company’s executive officers served on the Board of Directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company serve on the Compensation Committee.

PRINCIPAL STOCKHOLDERS OF THE COMPANY
      The following table sets forth all persons known to be the beneficial owner of more than 5% of the Company’s common stock as of December 31, 2006. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

	Number of	Percent of
Name and Address	Shares	Class
Impala Asset Management	12,716,150	8.80
Barclays Global Investors NA	7,240,514	5.01

      The numbers shown above were taken directly from the NASDAQ Corporate Services Network Ownership Tables and Form 13F reports filed with the SEC.

REPORT OF THE COMPENSATION COMMITTEE
      The Compensation Committee (the “Committee”) is composed of Coleman H. Peterson, Chairman, Gary Charles George and John A. White, none of whom is an officer or employee of the Company and all of whom have been determined by the Board of Directors of the Company (the “Board”) to be independent. Additionally, all members of the Committee qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Mr. Peterson served as the chairman of the Committee during the entire 2006 year. Both Messrs. George and White filled vacancies created when John A. Cooper, Jr. submitted his resignation from the Board on August 1, 2006, and Thomas L. Hardeman passed away on August 20, 2006.

      The Committee operates under a written charter adopted by the Board, a copy of which is available on the “Corporate Governance” page of the “Who We Are”/“Investor Relations” section of the Company’s website at www.jbhunt.com. In carrying out its responsibilities, the Committee, among other things:

  determines and recommends to the independent board members, for their approval, the annual salaries and bonuses of the Chairman of the Board and the Chief Executive Officer,
  reviews and approves annual corporate goals and objectives of the Chairman of the Board and the Chief Executive Officer and other Section 16 reporting officers, recommends for approval to the independent board members equity-based compensation awards under the Company’s Management Incentive Plan (the “MIP”), as amended and restated for the Chairman of the Board and the Chief Executive Officer,
  reviews and approves equity-based compensation awards under the Company’s MIP, as amended and restated for the Section 16 reporting officers, establishes and certifies the achievement of performance goals under the Company’s Bonus Plan, reviews and approves compensation recommendations for the Company’s directors, reviews other Company executive compensation programs,
  reviews and approves the compensation committee letter to the stockholders and the CD&A report included in the Proxy.

      The Committee may appoint subcommittees for any purpose the Committee deems appropriate and delegate to such subcommittees power and authority as the Committee deems appropriate; however, the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole. The Committee did not utilize the services of a subcommittee in 2006.

      The Chairman of the Board and the Chief Executive Officer provide recommendations to the Committee regarding the form and amount of compensation paid to executive officers who report directly to them. Additionally, the Chairman of the Board and the Chief Financial Officer regularly attend Committee meetings, except for executive sessions. Traditionally, management has provided to the Committee historical and prospective breakdowns of primary compensation components for each executive officer, as well as tally sheets, wealth accumulation analyses and internal pay equity analyses as described in more detail below.

      In 2005, the Committee engaged Watson Wyatt (“WW”) to review certain of its executive compensation policies and practices. WW is retained by, and reports to, the Committee in order to provide various compensation analyses and consultation at the request of the Committee and has served as its compensation consultant since 2003. For 2006, the Committee consulted with WW by telephone. No formal report was written by WW, but the 2005 report was utilized as a reference. In the current year, the secretary to the Compensation Committee and the Chief Financial Officer of the Company were requested to analyze available market data with respect to the compensation of executive officers of public transportation companies in comparison to the Company’s executive officers, including the NEOs. In prior years, the Committee has also requested similar market data and analysis of non-employee director compensation and completed a thorough review and discussion of such compensation.

      The Committee met four times in 2006 and held one telephonic meeting in 2006 to discuss, among other items, the salaries, bonuses and other compensation of the senior executive officers and other key employees of the Company, including the Chairman of the Board and the Chief Executive Officer. The Committee did not act by unanimous consent at any time in 2006.

      Historically, the Committee meets each February to finalize discussion regarding the Company’s performance goals for the previous and current year with respect to performance-based compensation to be paid to executive officers and to approve its letter for the Proxy. These goals are approved within 90 days of the beginning of the year pursuant to the Code. Each year in October, the Committee generally discusses any new compensation issues, the compensation, bonus and MIP award analyses, and the engagement of the compensation consultant for annual executive and director compensation. The Committee also meets in October to:

  review and discuss information provided by the compensation consultant and the recommendations made by the Chief Executive Officer, review the performance of the Company and the individual officers, review the level to which the Company’s performance goals were attained and approve short-term cash bonus and long-term incentive awards, and determine executives’ base salaries for the following year.

      Management also advises the full Board, including the Committee members, throughout the year of any new issues and developments regarding executive compensation.

      The Company’s MIP was originally adopted and approved by the Board of Directors on March 17, 1989, and subsequently approved by the stockholders on May 11, 1995. The MIP has been amended since the time of its adoption, and all amendments required to have been approved by the stockholders were so approved.

      The Committee has reviewed and discussed the following CD&A with management and based upon such discussions, the Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement.

J.B. Hunt Transport Services, Inc.
Executive Compensation Committee
Coleman H. Peterson, Chairman
Gary Charles George
John A. White

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy and Principles
      The Committee acknowledges that the transportation industry is highly competitive and that experienced professionals have career mobility. The Company believes it competes for executive talent with a large number of companies, some of which are privately owned and others of which have significantly larger market capitalization than the Company. Retention of key talent remains critical to our success. The Company’s need to focus on retention is compounded by its size, geographic location and lean executive management team. As a consequence, the Company’s compensation program is structured to attract, retain and develop, over the long term, executive talent with the ability to succeed in a broad span of responsibilities over complex business units on a relatively individualized basis. The Committee believes that the ability to attract, retain and provide appropriate incentives for professional personnel, including the senior executive officers and other key employees of the Company, is essential to maintaining the Company’s leading competitive position, thereby providing for the long-term success of the Company. The Committee’s goal is to maintain compensation programs that are competitive with the transportation industry. Each year, the Committee reviews the executive compensation program with respect to the external competitiveness of the program and linkage between executive compensation and the creation of stockholder value and determines what changes, if any, are appropriate.

     The overall compensation philosophy of the Committee and management is guided by the following principles:

  Compensation levels should be sufficiently competitive to attract and retain key talent. The Company aims to attract, motivate and retain high-performance talent to achieve and maintain a leading position in its industry. Our total compensation package should be strongly competitive with other transportation companies.

  Compensation should relate directly to performance and responsibility. Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual level, in achieving financial, operational and strategic objectives. Differentiated pay for high performers should be proportional to their contributions to the Company’s success.

  Short-term incentive compensation should constitute a significant portion of total executive compensation. A large portion of total compensation should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.

  Long-term incentive compensation, the Company’s MIP should be closely aligned with stockholders’ interests. Awards of long-term compensation encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of owners with a meaningful stake in the Company, as well as to focus on long-term career orientation. Participants in the MIP are required to own company stock. The requirements are discussed in this CD&A under the caption “Stock Ownership Guidelines” on page 23.

     The Company’s executive compensation program is designed to reward the achievement of initiatives regarding growth, productivity and people, including:

  setting, implementing and communicating strategies, goals and objectives to ensure that the Company grows revenue and earnings at rates that are competitive or greater than our peers and that create value for our stockholders, motivating and exhibiting leadership that aligns the interest of our employees with that of our stockholders, developing a grasp of the competitive environment and taking steps to position the Company for growth and as a competitive force in the industry, constantly renewing the Company’s business model and seeking out strategic opportunities which benefit the Company and its stockholders, and implementing a discipline of compliance and focus on the highest standards of professional conduct.

PROCESS OF SETTING COMPENSATION

Benchmarking Against Our Peer Group
     The Committee looks to external market data from the transportation industry in reviewing and establishing individual pay components and total compensation, thus ensuring that our executive compensation is competitive in the marketplace. We benchmark our performance and compensation against a group of ten publicly traded companies in the transportation industry that compete for market share, executive talent and employees. The peer group includes, CH Robinson Worldwide (“CH Robinson”), Covenant Transport (“Covenant”), Heartland Express (“Heartland”), Knight Transportation (“Knight”), Landstar System (“Landstar”), Pacer International (“Pacer”), Ryder System (“Ryder”), Swift Transportation (“Swift”), Werner Enterprises (“Werner”), and US Xpress Enterprises (“US Xpress”).

     We are unique in the transportation industry in that we provide a blend of services. Our Intermodal business is comparable to Pacer. Our DCS segment is comparable to Ryder. We use owner-operators similar to Landstar and Heartland. We provide brokerage services like CH Robinson. Finally, our Truck and DCS segments are comparable to Covenant, Knight, Swift, Werner and US Xpress. While no one of the selected peer group provides the wide spectrum of services we provide, we believe the group as a whole is a good cross-section of competitors.

     Market data is collected from these companies by our financial group on a quarterly basis. The Board is given this information. The Committee reviews and discusses annually our competitive positioning compared to our peers on a relative basis and for individual executive officers, with a particular focus on the positioning of base salary, short-term annual incentives and long-term, equity-based awards. The Committee also annually reviews our overall compensation program compared to our peers.

COMPENSATION ANALYSIS TOOLS

2006 Compensation
     Compensation paid or awarded to executives in 2006, in general, attained our goals. The Company’s performance exceeded that of our peers in most of the metrics that were reviewed. Our EPS did not increase as much in the past few years; therefore, bonuses were reduced from 2005 because we did not achieve our goals for 2006. Our philosophy of tying compensation to stockholder value was attained.

     In addition to the competitive compensation survey information for each officer provided by our financial group, the Committee also reviewed compensation tally sheets, wealth accumulation analyses and internal pay equity analyses. The Committee began reviewing tally sheets in 2005, and the Committee anticipates further developing and enhancing these aids as compensation practices are reviewed and evolve in order to provide the Committee with the most relevant information and analyses practicable.

Wealth Accumulation Analysis
     This analysis illustrated prior long-term incentive awards (options and restricted share units), prior and future vesting schedules and overall value of stock owned plus the value of unvested options and restricted share units.

     We concluded that current-year awards would continue to provide a retirement vehicle for the NEOs, incent the executive officers to continue with the Company, and align their interests with those of our stockholders.

     Our Company has a 401(k) plan which assists participants in providing for retirement. The Company contributes approximately $6,000 to each NEO’s account per year. The equity build-up in unvested equity-based awards and stock owned currently is critical to each executive’s ability to adequately provide for his or her retirement. As previously explained, we have a Company stock ownership policy for our executives, but we do not have a “hold until retirement” restriction. We do not believe such a restriction is prudent for the employee or necessary to protect our Company.

Tally Sheets
     Compensation tally sheets for each of the NEOs were prepared and reviewed by the Committee in 2006. These tally sheets detail dollar amounts for components of the NEO’s total compensation in 2006, including current salary and estimated cash bonus, both current and outstanding equity-based awards, change in control severance payments, personal benefits, if any, and other perquisites. These elements were found to be in line with our compensation goals and philosophies.

     Our objective for executive base pay and total compensation is to provide compensation in the range of the 50th to 75th percentile of our peer group. We arrived at this conclusion because of our size and our performance compared to our peers. We believe that a sizeable portion of overall compensation should be at risk and tied to stockholder value. Our bonuses are tied to EPS. As EPS increases, so do executive bonuses. Long-term incentives are used as tools to reward executives for current and future performance, to encourage an executive to remain with the Company and to make the executive align his or her interests with those of our stockholders. As part of our long-term incentive strategy, executives are expected to maintain stock ownership values as a multiple of their base salary.

Internal Pay Equity Analyses
     The Committee commissioned management to conduct an internal pay equity analysis in 2006. This study involved a review of 2006 total cash compensation for all participants in the Company’s MIP for 2006, as well as certain non-exempt salaried employees. Compensation reviewed included base salary, short-term cash bonus and commissions. In order to provide an “apples to apples” comparison, the Committee reviewed this compensation information for all participants in the 2006 MIP, grouped by officer position, but also reviewed salary comparisons between these individuals and individuals in the Company’s lowest non-exempt, salaried pay grade. The study provided no information that the Company felt should alter executive compensation goals or our compensation philosophy. Executive compensation was determined to be reasonable when consideration was given to performance, seniority and responsibility.

Long-Term Compensation Analyses and Policies
     With respect to long-term, equity-based awards, the Company maintains an MIP. Restricted share units and stock options of the Company are granted under the MIP in an effort to link future compensation to the long-term financial success of the Company. These equity-based awards are granted to executive officers, including the NEOs, and other key employees (approximately 250 individuals) and are intended to attract and retain employees who contribute to the Company’s success, to provide incentives to enhance job performance, and to enable those persons to participate in the long-term success and growth through an equity interest in the Company.

     In December 2005, the Committee began granting time-vested restricted share units in lieu of stock options under the MIP. The Committee believes restricted share units are currently more effective than stock options in achieving the Company’s compensation objectives, as these grants are subject to less market volatility and are less dilutive to stockholders. Employees realize immediate value as restricted share units vest, with such value increasing as the Company’s stock performance increases. Cash dividends are not paid and there are no voting rights on unvested restricted share units.

     The Company does not have a formal policy, but has an established practice described below, with respect to the granting of any form of equity compensation. The Company does not have a policy or practice of timing equity-based compensation grants to current or new executive officers, or timing the release of material, non-public information to affect the value of executive compensation. The Committee has approved, and will continue to approve, all grants of equity-based compensation to the NEOs and Section 16 filers in October each year. Final approval of awards for the Company’s Chairman of the Board and Chief Executive Officer is obtained from the Company’s independent board members. Although the Chairman of the Board and the Chief Executive Officer make recommendations regarding individual allocations of equity–based compensation awards to be approved, the Committee reviews the recommendations and makes the final determination of the awards. The Committee does not expect to delegate approval authority to grant awards to management or any subcommittee at this time or in the near future. The grant date is typically set by the Committee. Historically, annual awards of equity compensation have been granted to all awardees, including the NEOs, in October. Grants have been made in months other than October on a very limited basis and did not involve grants to executive officers or an isolated group. For stock options granted prior to October 2005, the Committee typically set grant dates in the fourth quarter of the fiscal year. Limited exceptions to this grant-date practice have included, for example, the hiring of a key employee or the promotion of an employee to an executive office.

     Pursuant to the provision of the MIP, all stock options are granted with an exercise price equal to 100% of the fair market value of the Company’s common stock on the grant date. Stock options are exercisable over five to 10 years from the grant date. The exercise price of stock options may be satisfied with payment of cash or previously owned Company stock, or through a cashless simultaneous exercise and sale program.

     In response to emerging changes in the area of accounting for equity-based compensation and to position ourselves competitively with our peers, beginning in 2005, the Committee began granting restricted share units in lieu of stock options under its MIP. The Committee anticipates granting restricted share units in lieu of stock options for the foreseeable future, but in the event stock options are granted, such stock options will be granted under the terms discussed above. Similar to stock options, the total number of restricted share units that may be awarded to an individual is within the discretion of the Committee but also limited by the MIP and is generally based on the Company’s performance and the individual’s current level of compensation, individual performance, potential for promotion and marketability outside of the Company. The number of restricted share units or stock options previously granted to an individual may be, but is not always, a consideration in determining the amount of awards granted to that individual in the future. Generally, restricted share units vest over five to 10 years.

     The Committee granted stock options in 2002 through 2004 for all awardees, including the NEOs. In 2004 and 2005, the Committee set the annual grant date for all awardees in October. For 2006, the Committee set a grant date of October 16, 2006, for restricted share units.

     The Committee anticipates that it will continue to adhere to these general grant dates for the foreseeable future for administrative ease and consistency. Awards are made in the fourth quarter because the Committee has a good view as to financial and individual performance for the current year.

     As stated above, the Company does not have a policy or practice of timing the grant of equity-based awards and the release of material non-public information in a manner that would affect compensation for new or current executive officers, nor has it deliberately or knowingly done so.

     In the event that material non-public information becomes known to the Committee, the Company or its employees at a time when such information could affect or otherwise impact the imminent grant of equity-based compensation, management and the Committee would take the existence of such information under advisement and determine whether to delay the grant of such equity-based compensation to a later date in order to avoid the appearance of any impropriety.

Deductibility of Compensation and Other Regulatory Considerations
     The Code places a limit of $1,000,000 on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer and the next four most highly compensated officers (the “Covered Employees”). There is an exception to this $1,000,000 limitation for performance-based compensation that meets certain requirements. In reviewing the effectiveness of the Company’s compensation program, the Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Additionally, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Committee’s control. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee will not necessarily, nor in all circumstances, limit executive compensation to that which is deductible under the Code. The Company has not adopted a policy requiring all compensation to be deductible.

     The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. Base salary, bonuses or the vesting of restricted share units do not qualify as performance-based compensation under the Code. In 2006, all compensation paid to the Company’s Covered Employees was deductible by the Company.

Derivative Trading
     It is the Company’s policy that officers and directors not engage in any put or call transactions on Company stock. Such transactions create a significant enticement for abusive trading and, in many instances, give the unwelcome appearance of the officer or director betting against the Company. There is no Company policy that would prohibit the Company’s executive officers from entering into a forward-sale or forward-purchase contract.

Stock Ownership Guidelines
     To motivate the Company’s officers and senior management to emulate its stockholders, the Company expects its management to own Company stock at levels described in the table shown below.

     Stock ownership is defined as stock owned:

  directly;
  through the Company’s 401(k) Employee Retirement Plan, and/or;
  through the Company’s Deferred Compensation Plan.
Position	Ownership Multiple of Base Salary
Chief Executive Officer	6 times
Executive Vice Presidents	3.50 times
Senior Vice Presidents and Vice Presidents of Operations	2.75 times
Vice Presidents, Regional Operations Managers, and Directors of Operations	2 times

     The Committee has determined that as of February 23, 2007, all of the Company’s officers and members of senior management covered by these guidelines have met their ownership goals.

Stock Retention Policy
     Other than indicated above, the Company does not have any other stock retention policy.

Recovery of Awards
     The Company does not have a policy requiring replacement of awards or payments as a result of an officer’s illegal transactions or restatements. The Company became a public company in 1983. Since that time, it has had no illegal actions by its officers.

Summary
     The Company intends to continue its practice of compensating its executives through programs that emphasize performance. To that end, executive compensation is tied directly to the performance of the Company and is structured to ensure that, due to the nature of the business and the degree of competitiveness for executive talent, there is an appropriate balance between short-term and long-term compensation, base salary and incentive compensation, and cash and non-cash compensation, all of which are determined and measured by financial, operational and strategic goals, long-term and short-term performance of the Company and individual contributions.

     For 2006, the actual total compensation of the NEOs generally fell between the 29th and 65th percentile of the mean of total compensation paid to executives holding equivalent positions in the transportation industry peer group companies. The Committee believes that payments and awards were consistent with the Company’s financial performance, size and the individual performance of each of the NEOs, and also believes that the compensation was reasonable in its totality.

Elements of Compensation
     The Company’s primary compensation components are summarized below. Generally, the Company’s compensation program consists of annual base salary, a short-term cash incentive award, and an annual long-term, equity-based award. Primary benefits for executives include participation in the Company’s 401(k) plan, health, dental and vision plans, and various insurance plans, including disability and life insurance, all of which are available to all employees on a non-discriminatory basis. The Company provides limited perquisites to executive officers and other key employees and is described in more detail on page 26 under the section titled “Other Perquisites.”

     Total compensation for executive officers, including the NEOs, consists of one or more of the following components:

  base salary
  annual performance-based incentive cash bonus awards
  long-term incentive/equity-based compensation
  health and welfare benefits
  other benefits

     The Committee, with recommendations from management, works to create what it believes is the best mix of these components in delivering total compensation and in determining annual compensation, reviews all elements of compensation separately and in the aggregate. These compensation components are comparable to the Company’s competitors and peer group.

     In its review of executive compensation, and, in particular, in determining the amount and form of incentive awards discussed below, the Committee generally considers, among other things, market information with respect to cash and long-term compensation for comparable companies in the transportation industry, amounts paid to the executive officer in prior years as salary, annual bonus and other compensation, the officer’s responsibilities and performance during the fiscal year, and the Company’s overall performance during prior fiscal years and its future objectives and challenges.

     At transportation companies, generally the largest elements of compensation are paid in the form of annual short-term incentives and long-term compensation. Compensation mix and industry profitability does vary as the industry faces many risk factors, such as the economy and fuel prices.

     As a result, cash usually comprises a much greater percentage of the total compensation package than long-term equity-based compensation. Our executive officers, including NEOs, receive approximately 48% to 66% of their total compensation in cash. Cash compensation varies as the EPS of the Company changes, thus affecting bonus payouts. Grants of stock options or restricted share units are made annually. Stock options and restricted share units are based on each employee’s level of responsibility and are computed as a multiple of base salary as a maximum.

     It has been the policy of the Company to put a significant portion of the executive’s compensation at risk. This is accomplished by our cash bonus plan, which is directly tied to EPS increases. Equity-based awards from our MIP may also vary in vesting from five to 10 years. These awards are subject to forfeiture if the employee leaves the Company. The Committee and management believe that the proportion of compensation at risk should rise as the employee’s level of responsibility increases.

     The Company has retained WW as its compensation consultant. WW reports directly to the Committee. In 2005, WW prepared a study providing information and an independent analysis of the executive compensation program and practices. WW’s 2005 study was updated by management in 2006 and reviewed by the Committee. The results of the study included observations about the Company’s 2006 executive compensation.

     In general:

  base salaries are competitive (ranging from 87% to 131% of the mean of the peer group)
  cash bonuses are competitive (ranging from 38% to 110% of the mean of the peer group)
  the lump-sum value of the long-term incentive awards is low (ranging from 18% to 53% of the mean of the peer group)
  total compensation for executive officers is low compared to peers (ranging in the 29th to 65th percentile of the peer group)

Base Salary
     The Committee believes that competitive levels of cash compensation, together with equity-based and other incentive programs, are necessary for the motivation and retention of the Company’s executives. Salaries provide executives with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salaries are evaluated annually for all executive officers, including the Chairman of the Board and the Chief Executive Officer. Generally, base salaries are not directly related to specific measures of corporate performance, but are determined by the relevance of experience, the scope and complexity of the position, current job responsibilities, retention and relative salaries of peers in the transportation industry. The Committee may elect not to increase an executive officer’s annual salary, and has so elected in prior years. However, if warranted, the Committee may increase base salary where an executive officer takes on added responsibilities or was promoted.

     For 2006, the Committee reviewed and approved the salaries of all Section 16 reporting persons. The Committee presented to the independent, non-employee board members, for their approval, salary recommendations for Messrs. Garrison and Thompson, the Company’s Chairman of the Board and Chief Executive Officer, respectively. Mr. Garrison received no salary increase in the current year. Mr. Thompson received an increase of $30,000. In October 2006, the Committee approved the salaries for executive officers, including the other NEOs. Executive salaries increased between 0% and 15%.

Annual Bonus Award
     As previously mentioned, the Company has had a bonus plan in place for several years that is tied to EPS. As EPS increases, so do executive bonus payments. All non-commissioned, salaried employees participate in the same plan. Each year the Compensation Committee, with recommendations from the Chairman of the Board and Chief Executive Officer, establishes the EPS targets for the following year. The bonus is computed from a matrix of EPS targets and percentages of the executive’s base salary. If EPS does not reach a base level, no bonus is paid. In October 2005 and October 2006 the Committee approved the bonus plan for 2006 and 2007, respectively. The Committee believes this plan directly aligns current compensation to the stockholder’s interest by providing the executives with incentives to increase the profits of the Company, thereby increasing stockholder value.

     The Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Chairman of the Board, the Chief Executive Officer or the other NEOs. In 2006, the Committee considered management’s continuing achievement of its short-term and long-term goals versus its strategic imperatives and general individual performance objectives. The Committee also considers recommendations from the Chief Executive Officer regarding total compensation for those executives reporting directly to him. General individual performance objectives for the NEOs include the following and vary depending on the business function in which the executive works.

  Financial objectives: Revenues, operating ratio, diluted earnings per share, operating cash flow, cost-savings initiatives and departmental financial measures.
  Strategic objectives: Increasing customer base, customer service and implementation of short-term and long-term objectives.

     In assessing individual performance against the objectives, the Committee considers actual results against deliverables. The Committee based its compensation decisions for Messrs. Garrison and Thompson on:

  leadership,
  the execution of business plans,
  strategic results,
  operating results,
  growth in EPS,
  size and complexity of the business,
  experience,
  strengthening of competitive position,
  analysis of competitive compensation practices,
  assessment of the Company’s performance, and
  the assessment of Messrs. Garrison’s and Thompson’s performance based on the objectives listed above.

     Where possible, the above criteria were compared to the peer group. The compensation decisions for other NEOs were also based on those assessments, as well as the Chief Executive Officer’s recommendations to determine levels of payout.

Long-Term, Equity-Based Award
     Each executive is eligible to receive an incentive award of restricted share units. Restricted share units are intended to help achieve the objectives of the compensation program, including the retention of high-performing and experienced talent, a career orientation and strong alignment with stockholders’ interests. Long-term incentive awards also facilitate the development and retention of strong management through share ownership and recognition of future performance. The restricted share unit is awarded and settled from shares reserved for issuance under the MIP. As previously mentioned, the Committee awards restricted share units based on an executive’s level of responsibility and prior and expected future performance. Awards are set as a multiple of the executive’s base salary, as recommended by the Committee’s consultant, WW. The Committee approves or adjusts the award based on the above criteria for all Section 16 filers who are employees of the Company. The awards for the Company’s Chairman of the Board and Chief Executive Officer are presented for final approval to the Company’s independent board members. The Company also has stock ownership requirements for all participants in the MIP who hold the position of director and above. The Committee believes that restricted share units must be sufficient in size to provide a strong, long-term performance and retention incentive for executives and to increase their vested interest in the Company. Restricted share units have been awarded for the last two years because they are less dilutive to shares outstanding and to profits. Restricted share units vest from five to 10 years.

     For 2006, the Company granted, in aggregate, 126,000 restricted share units to the NEOs participating in the MIP with Messrs. Garrison, Thompson, Walton, Bergant and Harper receiving grants of 40,000, 40,000, 14,000, 12,000 and 20,000 units, respectively. These awards represent the Committee’s and the Board’s view of both the Company’s and the individuals’ performance in the marketplace during calendar year 2006.

     In administering our MIP and awarding long-term incentive awards, we are sensitive to the potential for dilution of future earnings per share. The MIP is a broad-based equity compensation program. We focus the program on employees who will have the greatest impact on strategic direction and long-term results of the Company by virtue of their senior roles and responsibilities. A total of 676,720 restricted share units were granted in 2006. Of that number, approximately 30% of the units granted were issued to the executive officer group. Approximately 19% of the total share units were granted to the NEOs. MIP participants who hold the title of director and above have an ownership requirement in Company stock. Our peers all have similar long-term equity-based award plans. Our peers do not disclose any ownership requirements.

Deferred Compensation
     The Company administers a Deferred Compensation Plan for certain of its officers. The employee or participant may elect on an annual basis to defer part of his or her salary and/or bonus. This plan assists key employees in planning for retirement. The Company contributes nothing to the plan. Some of our peers have deferred compensation plans that provide for some form of matching.

Health and Welfare Benefits
     The Company provides benefits such as medical, vision, life insurance, long-term disability coverage, and 401(k) plan opportunities to all eligible employees, including the NEOs. The Company provides up to $750,000 in life insurance coverage and up to $10,000 per month in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table since they are available to all employees on a non-discriminatory basis. The Company matches employee contributions to the 401(k) plan. The Company provides no post-retirement medical or retirement benefits to its employees. These benefits are comparable to those offered by our peers.

     The Company also provides vacation, sick leave and other paid holidays to employees, including the NEOs, that are comparable to those provided at other transportation companies. The Company believes that its commitment to provide employee benefits such as these recognizes that the health and well-being of our employees contributes directly to a productive and successful work life that produces better results for the Company and for its employees.

Personal Benefits
     The Company provides certain perquisites to management employees, including the NEOs, as summarized below.

Company Aircraft
     The Company no longer owns and operates its own aircraft. Since 1998, the Company has actively participated in shared ownership of aircraft services with NetJets. With the approval of the Chairman of the Board or the Chief Executive Officer, the NEOs and other management employees use Company aircraft for business purposes. Personal use of the Company plane is provided to executive officers on a very limited basis and to other management employees in the event of emergency or other urgent situations.

Company Vehicles
     The Company does not provide company-owned cars to executives.

Other Perquisites
     The Company provides executive officers a taxable allowance of up to $10,000 a year for financial counseling services, which may include legal, financial, estate and/or tax planning and tax return preparation. This benefit is based on actual cost to the Company. The Company also provides country club memberships to certain of its executive officers. These memberships are valued on the actual costs of the membership, including dues, regardless of whether use was personal or business. The Company believes the clubs provide a quiet venue for negotiations and entertainment of clients, bankers, investment bankers, stockholders, etc.

Severance Agreements
     The Company does not have employment contracts or personal severance agreements with any of its executives. However, according to the terms of the previously mentioned MIP, all outstanding options and restricted share units would immediately vest upon a “change in control.”

     Generally, a “change in control” per the MIP would be deemed to occur when more than 30% of the outstanding shares of common stock of the Company changes ownership in a transaction that is a merger, reorganization or consolidation or when more than 50% of the outstanding shares change ownership in a transaction that is not a merger, reorganization or consolidation.

     Most of our peers have similar “change in control” language in their stock incentive plans. Some of our peers have employment agreements and severance packages for their executives.

     The Company does not believe severance agreements or employee contracts are necessary in order to compete in the transportation marketplace.

Compensation of the Chairman of the Board and the Chief Executive Officer
     As of December 31, 2006, Messrs. Garrison and Thompson have a base salary of $500,000 and $630,000, respectively. Mr. Garrison received no increase in salary during 2006. Mr. Thompson received a 5% increase or $30,000 during 2006. Additionally, under the bonus plan, Messrs. Garrison and Thompson received a cash incentive bonus of $225,000 and $270,000, respectively. These bonus payments were less than those paid in the prior year because EPS goals for 2006 were not attained.

     Messrs. Garrison’s and Thompson’s base salaries are not directly related to specific measures of corporate performance, but are determined by their experience, current job responsibilities, the relative salaries of their peers in the transportation industry and, to a lesser extent, upon a subjective evaluation of their contribution to the Company’s corporate and financial goals and objectives. Messrs. Garrison and Thompson each received 40,000 restricted share units from the MIP in 2006. Their awards were approved by the independent, non-employee directors of the board and vest from 2011 to 2016. The Committee exercised its right under the MIP to increase the restricted share units awarded above the salary multiple maximum to both Messrs. Garrison and Thompson. In view of cash versus equity awards, the Committee viewed equity-based awards as a means of more closely aligning their positions with the stockholders’ interests.

     In 2005, the Committee retained WW to review the compensation for Messrs. Garrison and Thompson. As discussed above, the study was updated by management in 2006. WW and management reviewed industry and peer groups they believe are representative of companies that the Company competes with for executive talent and compared Messrs. Garrison’s and Thompson’s compensation to their peers in those groups.

     The Committee believes each element of compensation paid to Messrs. Garrison and Thompson and other senior managers is reasonably appropriate and in the best interests of the stockholders. The Company is one of the largest companies in comparison to the peer group and its financial performance is better than most of its peers. The elements of compensation have generally been consistent over the past few years and have served the stockholders well in receiving outstanding performance from its executives and outstanding performance from the Company.

SUMMARY COMPENSATION

     The following table summarizes the total compensation earned or paid to the Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company who served in such capacities as of December 31, 2006, for services rendered to the Company. These five officers are referred to as the NEOs in this Proxy Statement.

			Non-			Change in
			Equity	Restricted	Stock	Value for
			Incentive	Share	Option	Deferred	All Other
Principal		Salary	Awards	Units	Awards	Compensation	Compensation
and Position	Year	($) (1)	(1)	($) (2)	($) (2)	($)	($)	Total ($)
Kirk Thompson	2006	605,769	270,000	96,139	330,135	0	11,652	1,313,695
President
and CEO

Jerry Walton	2006	358,269	159,750	57,737	160,971	0	11,467	748,194
EVP, Finance/
Administration
and CFO

Wayne Garrison	2006	500,000	225,000	87,201	137,933	0	13,530	963,664
Chairman
of the Board

Paul Bergant	2006	317,884	141,750	53,673	166,253	0	13,549	693,109
EVP Marketing,
CMO, and
President of
Intermodal

Craig Harper	2006	311,365	137,250	52,929	168,883	0	4,233	674,660
EVP, Operations
and COO

(1)	Non-equity incentive awards (paid as a bonus) and salary amounts shown above are reported as gross earnings. Totals may include amounts transferred into deferred compensation. All non-equity awards are reported in the year in which they are earned.
(2)	Amounts reflect totals expensed in the Company’s financial statements in 2006 under SFAS 123R. See Note 5 of the Company’s annual report as reported on Form 10-K for assumptions used in the valuation.

Components of All Other Compensation for Calendar Year 2006

		Perquisites	Company
		and Other	Contributions
		Personal Benefits	to 401(k) Plan	Total
Name	Year	($)	($)	($)
Kirk Thompson	2006	5,789	5,863	11,652
Jerry Walton	2006	5,232	6,235	11,467
Wayne Garrison	2006	9,315	4,215	13,530
Paul Bergant	2006	7,532	6,017	13,549
Craig Harper	2006	0	4,233	4,233

Components of Perquisites for Calendar Year 2006

					Total
			Legal and	Club	Perquisites
		Personal Use of	Accounting	Dues and	and Other
		Company Plane	Fees	Security	Personal
Name	Year	($)	($)	($)	Benefits ($)
Kirk Thompson	2006	0	3,500	2,289	5,789
Jerry Walton	2006	0	0	5,232	5,232
Wayne Garrison	2006	0	9,315	0	9,315
Paul Bergant	2006	0	0	7,532	7,532
Craig Harper	2006	0	0	0	0

    Messrs. Thompson and Bergant had family members accompanying them on one business trip each using the Company aircraft. The Company incurred no incremental cost for these family members to utilize available seating on these trips, thus, no value is assigned to the perquisites. Both Messrs. Thompson and Bergant have included the taxable value of this perquisite in their salaries detailed in the Summary Compensation Table above and for income tax reporting purposes.

Grants of Plan-Based Awards
     The following table reflects estimated possible payouts under equity and non-equity incentive plans to the NEOs during 2006. The Company’s equity-based and incentive-based awards are granted to the NEOs based upon pre-established performance goals set annually by the Compensation Committee with a performance period equal to the calendar year for which the performance goals are set.

     The MIP is an annual plan consisting of equity-based awards only. The number of shares awarded are measured based on the executive’s level of responsibility and other matters described on page 25 under “Long-Term Equity-Based Award.” Dividends are not paid on awards of restricted share units.

     NEOs are eligible to earn cash bonuses under the non-equity incentive award plan based on the Company’s EPS for the calendar year. Please refer to page 24 of the Proxy Statement under “Annual Bonus Award” for further detail.

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:		Date Fair
								Number	Number	Exercise	Value
		Estimated Possible Payouts			Estimated Possible Payouts			of	of	or Base	of Stock
		Under Non-Equity			Under Equity Incentive			Shares	Securities	Price of	and
		Incentive Awards (1)			Plan Awards (2)			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($) (1)	(#)	(#)	(#)	(#) (3)	(#)	($/Sh)	($) (4)
Kirk Thompson	10/26/06	30,288	454,327	1,332,691	N/A	N/A	N/A	40,000	–	–	19.90

Jerry Walton	10/16/06	17,913	268,702	788,192	N/A	N/A	N/A	14,000	–	–	20.78

Wayne Garrison	10/26/06	25,000	375,000	1,100,000	N/A	N/A	N/A	40,000	–	–	19.90

Paul Bergant	10/16/06	15,894	238,413	699,345	N/A	N/A	N/A	12,000	–	–	20.78

Craig Harper	10/16/06	15,568	233,524	685,003	N/A	N/A	N/A	20,000	–	–	20.78

(1)	This column reflects the maximum non-equity incentive award each NEO was eligible to receive for 2006 under the percentage assigned to each NEO for the cash bonus pool. The actual awards earned are reported in the Summary Compensation Table shown on page 27 of this Proxy Statement.
(2)	The Company has no equity incentive plan awards.
(3)	This column reflects the number of restricted share units that were granted to the NEOs in 2006. Grants to Messrs. Thompson and Garrison were made on October 26, 2006. Grants to Messrs. Walton, Bergant and Harper were made on October 16, 2006.
(4)	Market value of the share units on the date of grant was $19.90 for grants made to Messrs. Thompson and Garrison and $20.78 for grants made to Messrs. Walton, Bergant and Harper. This market value is an 8.03% discount from the Company’s closing stock price on the date of grant. The discount represents the present value of expected dividends to be paid on the Company’s common stock, using the current dividend rate and the risk-free interest rate, over the vesting period. The Company believes this discount is appropriate to value the restricted share units as the units do not collect or accrue dividends until the awards vest and are settled with Company stock.

Outstanding Equity Awards At Calendar Year-End
     The following table sets forth information concerning stock options and restricted share units held by the NEOs as of December 31, 2006.

	Option Awards					RSU Awards
								Equity
								Incentive	Equity
			Equity					Plan	Incentive
			Incentive					Awards:	Plan Awards:
			Plan			Number		Number of	Market of
	Number of	Number of	Awards:			of Shares	Market	Unearned	Payout Value
	Securities	Securities	Number of			or	Value of	Shares,	of Unearned
	Underlying	Underlying	Securities			Units of	Shares or	Units or	Shares, Units
	Unexercised	Unexercised	Underlying	Option		Stock that	Units of	Other	or Other
	Options	Options	Unexercised	Exercise	Option	Have Not	Stock That	Rights That	Rights That
	Exercisable	Unexercisable	Unearned	Price	Expiration	Vested	Have Not	Have Not	Have Not
Name	(#)	(#) (1)	Options (#)	($)	Date	(#) (2)	Vested ($)(3)	Vested (#)	Vested ($)
Kirk Thompson	–	45,600	–	3.37	11/5/10	35,000	726,950	–	–
		150,000		3.47	11/2/12	40,000	830,800
		106,672		7.08	10/24/13
		100,000		12.20	10/23/14
		100,000		20.36	10/21/15

Jerry Walton	–	16,000	–	4.88	12/4/09	10,000	207,700	–	–
		30,000		7.08	10/24/10	14,000	290,780
		40,000		12.20	10/23/10
		40,000		20.36	10/21/12

Wayne Garrison	–	120,000	–	5.86	2/28/12	20,000	415,400	–	–
		40,000		12.20	10/23/10	40,000	830,800

Paul Bergant	–	16,000	–	5.05	12/28/09	10,000	207,700	–	–
		30,000		7.08	10/24/10	12,000	249,240
		40,000		12.20	10/23/10
		40,000		20.36	10/21/11

Craig Harper	–	8,000	–	3.75	4/15/08	17,000	353,090	–	–
		8,000		7.21	6/15/09	20,000	415,400
		8,000		3.12	10/8/09
		100,000		3.47	11/2/12
		53,336		7.08	10/24/13
		48,000		12.20	10/23/14
		48,000		20.36	10/21/15

(1) Unvested and unexercisable options. Effective vesting dates are noted.

	Shares Vesting	Vesting Date	Shares Vesting	Vesting Date
Kirk Thompson	15,200	6/1/07	17,776	6/1/10
	15,200	6/1/08	17,776	6/1/11
	15,200	6/1/09	17,792	6/1/12
	30,000	6/1/07	20,000	6/1/09
	30,000	6/1/08	20,000	6/1/10
	30,000	6/1/09	20,000	6/1/11
	30,000	6/1/10	20,000	6/1/12
	30,000	6/1/11	20,000	6/1/13
	17,776	6/1/07	20,000	6/1/12
	17,776	6/1/08	40,000	6/1/13
	17,776	6/1/09	40,000	6/1/14
Jerry Walton	8,000	6/1/07	13,332	6/1/07
	8,000	6/1/08	13,332	6/1/08
	10,000	6/1/07	13,336	6/1/09
	10,000	6/1/08	20,000	6/1/10
	10,000	6/1/09	20,000	6/1/11
Wayne Garrison	120,000	2/28/07	20,000	6/1/09
	20,000	6/1/08
Paul Bergant	8,000	6/1/07	13,332	6/1/07
	8,000	6/1/08	13,332	6/1/08
	10,000	6/1/07	13,336	6/1/09
	10,000	6/1/08	40,000	6/1/10
	10,000	6/1/09
Craig Harper	8,000	6/1/07	8,888	6/1/09
	4,000	6/1/07	8,888	6/1/10
	4,000	6/1/08	8,888	6/1/11
	4,000	6/1/07	8,896	6/1/12
	4,000	6/1/08	9,600	6/1/09
	20,000	6/1/07	9,600	6/1/10
	20,000	6/1/08	9,600	6/1/11
	20,000	6/1/09	9,600	6/1/12
	20,000	6/1/10	9,600	6/1/13
	20,000	6/1/11	16,000	6/1/12
	8,888	6/1/07	16,000	6/1/13
	8,888	6/1/08	16,000	6/1/14

(2) Restricted share units are time-vested awards. Effective vesting dates are noted.

	Shares Vesting	Vesting Date	Shares Vesting	Vesting Date
Kirk Thompson	8,750	7/15/13	5,000	7/15/13
	8,750	7/15/14	5,000	7/15/14
	17,500	7/15/15	10,000	7/15/15
	5,000	7/15/11	10,000	7/15/16
	5,000	7/15/12
Jerry Walton	5,000	7/15/10	2,996	7/15/09
	5,000	7/15/11	4,004	7/15/10
	2,996	7/15/08	4,004	7/15/11
Wayne Garrison	5,000	7/15/10	5,000	7/15/13
	5,000	7/15/11	5,000	7/15/14
	10,000	7/15/12	10,000	7/15/15
	5,000	7/15/11	10,000	7/15/16
	5,000	7/15/12
Paul Bergant	2,500	7/15/10	3,000	7/15/09
	7,500	7/15/11	3,000	7/15/10
	3,000	7/15/08	3,000	7/15/11
Craig Harper	3,400	7/15/12	5,000	7/15/12
	4,250	7/15/13	4,000	7/15/13
	4,250	7/15/14	3,000	7/15/14
	5,100	7/15/15	2,000	7/15/15
	6,000	7/15/11

(3) Values are based on the market closing price of $20.77 on December 31, 2006.

Options Exercised and Stock Vested
The following table describes stock options only. No restricted share units vested in calendar year 2006.

	Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($) (1) (2)
Kirk Thompson	30,000	594,900
	15,200	329,232
	30,000	646,800
	17,776	319,079
Total	92,976	1,890,011

Jerry Walton	4,000	80,930
	4,000	66,280
	8,000	164,421
	8,000	135,120
	4,000	91,130
	24,000	527,104
	24,000	439,200
	10,000	183,527
	10,000	146,900
Total	96,000	1,834,612

Wayne Garrison	120,000	1,881,600
Total	120,000	1,881,600

Paul Bergant	4,000	69,080
	8,000	162,480
	8,000	139,360
	20,000	380,000
	10,000	182,800
	10,000	153,900
Total	60,000	1,087,620

Craig Harper	6,000	121,380
	8,000	170,240
	4,000	71,280
	4,000	87,360
	14,284	313,676
	8,888	158,917
Total	45,172	922,853

(1)	Value realized on the exercise of stock options shown above are gross earnings. Values are earned over multiple years. Election to exercise an option in calendar year 2006 should not be interpreted to mean that all value was earned in the year the option was exercised.

Messrs. Garrison and Thompson exercised and purchased all of the shares shown in column number two above.

Mr. Harper exercised and purchased 18,000 shares, which was a portion of the available vested shares.

(2)	Values are calculated by subtracting the exercise price from the fair market value on the underlying common stock on the date of exercise.

Components of Non-Qualified Deferred Compensation for Calendar Year 2006

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Contributions	Withdrawals /	Balance
Name	in 2006 ($) (1)	in 2006 ($)	in 2006 ($)	Distributions ($)	at 2005 ($)
Kirk Thompson	67,514	0	67,514	0	179,302
Jerry Walton	115,562	0	115,562	1,826	494,776
Wayne Garrison	0	0	0	0	0
Paul Bergant	149,908	0	149,908	0	913,611
Craig Harper	98,819	0	98,819	13,804	416,272

(1)	Amounts of executive contributions are included as part of the NEOs salary in the Summary Compensation Table detailed above.
(2)	We have a non-qualified deferred compensation plan that allows eligible employees to defer a portion of their compensation. Participants can elect to defer up to a maximum of 50% of their base salary as well as up to 85% of their bonus for the year. The compensation deferred under this plan is credited with earnings or losses of investments elected by plan participants. Each participant is fully vested in all deferred compensation and earnings; however, these amounts are subject to general creditor claims until actually distributed to the employee. A participant may elect to receive deferred amounts in one payment or, if the balance is greater than $25,000, in quarterly installments payable over a period of 3, 5, 10 or 15 years upon reaching the age of 55, having 15 years of service, or being disabled. Our total liability under this plan was $8.6 million as of December 31, 2006, and $6.7 million as of December 31, 2005. These amounts are included in other long-term liabilities in our Consolidated Balance Sheets. Participant withholdings are held by a trustee and invested in equity securities as directed by participants. These investments are included in other assets in our Consolidated Balance Sheets and totaled $8.6 million as of December 31, 2006, and $6.7 million as of December 31, 2005.

Potential Post-Employment Benefits
     The Company does not have employment contracts or personal severance agreements with any of its executives. However, according to the terms of the previously mentioned MIP, all outstanding options and restricted share units would immediately vest upon a “change in control.”

     Generally, a “change in control” per the MIP would be deemed to occur when more than 30% of the outstanding shares of common stock of the Company changes ownership in a transaction that is a merger, reorganization or consolidation or when more than 50% of the outstanding shares change ownership in a transaction that is not a merger, reorganization or consolidation.

     Potential benefits of the NEOs due to a “change in control” are shown below. The amounts represent the immediate vesting of all outstanding options and restricted share units and are valued using the closing market price of $20.77 on December 31, 2006.

Kirk Thompson	$7,304,530
Jerry Walton	$1,522,620
Wayne Garrison	$3,378,200
Paul Bergant	$1,478,360
Craig Harper	$4,045,540

REPORT OF THE AUDIT COMMITTEE

The Audit Committee
     The Audit Committee is composed of Dr. John A. White, Chairman, James L. Robo and Leland Tollett. Messrs. White, Robo and Tollett served as members of the Audit Committee during calendar year 2006. The Company’s Board of Directors has determined that all members of the Audit Committee satisfy the independence and other requirements for audit committee membership and has also made the determination that Messrs. White, Robo and Tollett each have the attributes of an audit committee financial expert as defined by the regulations of the SEC.

    The Audit Committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter is available on the “Corporate Governance” page of the Company’s website at “Who We Are”/“Investor Relations” at www.jbhunt.com. In carrying out its responsibilities, the Audit Committee, among other things:

  monitors the integrity of the financial reporting process, systems of internal controls, and financial statements and reports of the Company;
  appoints, compensates, retains and oversees the Company’s independent auditors, including reviewing the qualifications, performance and independence of the independent auditors;
  reviews and pre-approves all audit, attest and review services and permitted non-audit services;
  oversees the performance of the Company’s internal audit function; and
  oversees the Company’s compliance with legal and regulatory requirements.

     In 2006, the Audit Committee met eight times. The Audit Committee schedules its meetings with a view to ensure that it devotes appropriate attention to all of its responsibilities and duties. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and the Company’s internal auditors, in each case outside the presence of the Company’s management.

     In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements for the 2006 calendar year and met and held discussions with management, the Company’s internal auditors and E&Y, the Company’s independent registered auditors, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, as may be modified, supplemented or amended, which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, as may be modified, supplemented or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

     Based on the Audit Committee’s discussions with management, the internal auditors and the independent auditors as described above, and upon its review of the representation of management and the independent auditors and the reports of the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2006, as filed with the SEC.

J.B. Hunt Transport Services, Inc.
2006 Audit Committee Members
John A. White, Chairman
James L. Robo
Leland Tollett

PROPOSAL NUMBER TWO
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

     On March 29, 2005, the Audit Committee of the Board of Directors concluded its proposal process for a new independent registered public accounting firm. The Audit Committee appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm. The Audit Committee appointed E&Y as the Company’s independent registered public accounting firm for the calendar year ended December 31, 2005, thereby dismissing KPMG LLP (“KPMG”) effective immediately. The Company filed a Form 8-K dated March 29, 2005, with the SEC announcing this change. As required, a letter to the SEC from KPMG indicating KPMG’s agreement with certain statements made by the Company was also filed with this Form 8-K. These documents are available at www.sec.gov.

     The Audit Committee has selected E&Y as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the 2007 calendar year. The Board seeks an indication from our stockholders of their approval or disapproval of the Audit Committee’s selection of E&Y as the Company’s independent registered public accounting firm for the 2007 calendar year.

     E&Y has been our independent auditor since 2005. No relationships existed other than the usual relationships between auditor and client. Representatives of E&Y are expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if the representatives desire to do so. If our stockholders do not ratify the appointment of E&Y at the annual meeting, the Audit Committee will consider such event in its selection of the Company’s independent registered public accounting firm for the 2008 calendar year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2007 calendar year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THE STOCKHOLDERS VOTE
FOR
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2007 CALENDAR YEAR

AUDIT AND NON-AUDIT FEES
     The Audit Committee or its Chairman pre-approves the audit and non-audit services to be rendered to the Company, as well as the fees associated with such services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide for the calendar year. The Audit Committee pre-approves certain audit and non-audit services and establishes a dollar limit on the amount of fees the Company will pay for each category of services. The Audit Committee is informed from time to time on the non-audit services actually provided pursuant to the pre-approval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee also periodically reviews all non-audit services to ensure such services do not impair the independence of the Company’s independent registered public accounting firm. The Audit Committee approved all services provided by E&Y for the 2005 and 2006 calendar years. These services included the audit of the Company’s annual financial statements, audit of the Company’s internal control over financial reporting, review of the Company’s quarterly financial statements, tax consultation services, and consents for and review of registration statements filed with the SEC. See “Report of Audit Committee” set forth earlier for a discussion of auditor independence.

     The following table shows the fees billed by E&Y for audit and other services provided to the Company for the 2006 and 2005 calendar years respectively:

	2006 ($)	2005 ($)
Audit fees (1)	1,037,500	1,000,700
Audit-related fees	–	–
Tax fees (2)	–	26,320
All other fees	–	–

(1)	Audit fees consisted of the audit of the Company’s annual financial statements, including the audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q, and consents for and review of registration statements filed with the SEC.
(2)	Tax fees consisted principally of assistance with tax compliance and reporting.

     The Audit Committee has considered whether the non-audit services provided by E&Y, including the services rendered in connection with income tax consultation, were compatible with maintaining E&Y’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of E&Y as the Company’s independent registered public accounting firm. E&Y did not bill the Company for any other services during calendar year 2005 or 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
     The Audit Committee has the responsibility of appointing, setting compensation for and overseeing the work of the independent auditor and has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

     Prior to engagement of the independent auditor for next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

(1)	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, attestation services and consultation regarding financial accounting and or reporting standards.

(2)	Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

(3)	Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning and tax advice.

(4)	Other fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

     Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

     The Audit Committee may delegate pre-approval authority to one or more of its members. The members to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING
ARE URGED TO VOTE BY TELEPHONE, MAIL OR INTERNET.

IF YOU VOTE BY TELEPHONE OR THE INTERNET,
DO NOT RETURN YOUR PROXY CARD

By Order of the Board of Directors JOHNELLE HUNT Corporate Secretary

J.B. HUNT TRANSPORT SERVICES, INC.
C/O COMPUTERSHARE INVESTOR SERVICES
P.O. BOX 43078
PROVIDENCE, RI 02940-3078

Your vote is important. Please vote immediately.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the Annual Meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by J.B. Hunt Transport Services, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the Annual Meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to J.B. Hunt Transport Services, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JBHUN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
J.B. HUNT TRANSPORT SERVICES, INC.

The Board of Directors recommends a vote FOR Proposals 1 and 2.
Vote on Directors						For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors
	Nominees:					☐	☐	☐
01) Wayne Garrison 02) Gary Charles George 03) Bryan Hunt

Vote on Proposals										For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for calendar year 2007.									☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

NOTE:  Please mark, sign, date and promptly return this proxy card in the enclosed envelope. Please sign exactly as your name(s) appear(s) above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
			Yes	No
The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.			☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)			Date

PROXY
This Proxy is being solicited on behalf of the Board of Directors of:

J.B. HUNT TRANSPORT SERVICES, INC.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745

      The undersigned hereby constitutes and appoints Wayne Garrison and Kirk Thompson or either of them, proxies of the undersigned, with power of substitution, to represent the undersigned and to vote all of the common stock of J.B. Hunt Transport Services, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 2, 2007, at the offices of the Corporation, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, and at any adjournment thereof.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote the shares unless you sign and return this card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)